CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 28, 2012, included in United States Short Oil Fund, LP Form 10-K, relating to the statements of financial condition of United States Short Oil Fund, LP, as of December 31, 2011 and 2010, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ Spicer Jeffries LLP
SPICER JEFFRIES LLP
Greenwood Village, Colorado
January 10, 2013